Exhibit 99.1

EXECUTIVE CONTINUITY AGREEMENT
THIS EXECUTIVE CONTINUITY AGREEMENT (“Agreement”) made and entered into as of the 4th day of April, 2016, by and between SUN HYDRAULICS CORPORATION, a Florida corporation (the “Company”) and WOLFGANG H. DANGEL, an individual residing in Sarasota, Florida (“Executive”).
W I T N E S S E T H:
WHEREAS, Executive is the President and Chief Executive Officer of the Company; and
WHEREAS, the Company wishes to assure both itself and Executive of continuity of management in the event of any actual or threatened change in control of the Company;
NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained herein, the parties do hereby agree as follows:
1.    Purpose and Intent. The Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) of the Company exists and that such possibility, and the uncertainty and questions which it necessarily raises may result in the departure or distraction of the Executive to the detriment of the Company and its shareholders in this period when their undivided attention and commitment to the best interests of the Company and its shareholders are particularly important. Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. This Agreement is not intended to alter materially the compensation and benefits that Executive could reasonably expect in the absence of a change in control and, accordingly, this Agreement, although taking effect upon the parties’ execution hereof, will be operative only upon a Change in Control of the Company.
2.    Term of Agreement. This Agreement shall be effective upon the execution by the parties, and shall remain in effect until the date Executive’s employment by the Company is terminated; provided, however, that if Executive’s employment is terminated following, or prior to a Change in Control, within the time frames set forth in Section 3 below, the term shall continue in effect until all payments and benefits have been made or provided to Executive under this Agreement.
3.    Termination In Connection with a Change in Control. For purposes of this Agreement only, a termination of Executive’s employment in connection with a Change in Control (“Termination In Connection with a Change in Control”) shall be deemed to occur if at any time during the one-year period immediately following a Change in Control or within ninety (90) days prior to a Change in Control:
(a)there has been an actual termination by the Company of Executive’s employment, other than (i) “For Cause” (as defined in Section 7 below), (ii) Executive’s death, or (iii) on account of an accident or illness which renders Executive unable, for a period of at least six (6) consecutive months, to perform the essential functions of his job notwithstanding the provision of reasonable accommodation by the Company;

(b)the Company reduces Executive’s salary, removes Executive for the position of President and Chief Executive Officer of the Company, reduces reward opportunities (which will be evaluated in light of the performance requirements therefor), reduces other compensation, or deprives Executive of any material fringe benefit, without his prior express written approval; or

(c)    any material breach by the Company of any provision of this Agreement.
4.    Change in Control. A Change in Control will be deemed to have occurred if:
(a)any “person” as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding equity securities (“Equity Securities”);

(b)during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

(c)there is a merger or consolidation of the Company in which the Company does not survive as an independent public company other than a merger of the Company in which the holders of Equity Securities immediately prior to the merger have the same proportionate ownership of Equity Securities of the surviving company immediately after the merger; or

(d)the business or businesses of the Company for which Executive’s services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.

Notwithstanding the above, if a Change of Control occurs within ninety (90) days after the termination of Executive’s employment with the Company, then such Change of Control must also qualify as a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided in Treas.Reg. §1.409A-3(i)(5), as may be amended from time to time.
5.    Compensation Upon Termination In Connection with a Change in Control.
(a)    Subject to the terms of this Agreement, upon a Termination In Connection with a Change in Control during the term of this Agreement, Executive shall be entitled to (i) a lump sum payment, within 15 days following the date of such termination or the consummation of a Change in Control, whichever occurs later, in an amount equal to two times the sum of (A) the amount of the Executive’s annual salary at the time of termination plus (B) the cash value at the time of grant of the annual long-term compensation award to the Executive, if any, granted during the current fiscal year or, if the Compensation Committee of the Board of Directors has not yet met to consider the annual long-term compensation award to the Executive for the current fiscal year, then the cash value at the time of grant of the annual long-term compensation award to the Executive, if any, granted during the immediately preceding fiscal year; (ii) immediate vesting of and an extended period of at least one year following the date of such termination in which to exercise all previously granted but unvested and/or unexercised options to acquire Company stock; (iii) immediate vesting and lapse of all forfeiture provisions relating to, and restrictions upon transfer of, all previously issued shares of restricted Company stock; and (iv) continuing medical, dental, life, disability and hospitalization benefits, at Company expense, for Executive and his family as then in effect, for a period of 24 months following the date of termination. Under no circumstances shall the Company have the right to delay payment of any amounts due under this Agreement.
(b)    Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any amounts earned or accrued through the date of termination or by any amounts to which Executive shall be entitled by law (nor shall payment hereunder be deemed in lieu of such amounts), by any retirement benefits after the date of termination, or otherwise.
(c)Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that it has sufficient funds to pay all taxes required to be withheld in respect of any of such payments.

6.    Tax Matters.

(a)	Section 409A of the Code.

(i)
Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall either be exempt from the requirements of Section 409A of the Internal Revenue Code (the “Code”) or shall comply with the requirements of Section 409A of the Code, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A of the Code. Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of employment of Executive shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A upon or following a termination of Executive’s employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” and the date of such separation from service shall be the Termination Date for purposes of any such payment or benefits.

(ii)
To the extent that the Company determines that any provision of this Agreement would cause Executive to incur any additional tax or interest under Section 409A of the Code, the Company shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A of the Code through good faith modifications. To the extent that any provision hereof is modified in order to comply with Section 409A of the Code, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company without violating the provisions of Section 409A of the Code.

(iii)
Notwithstanding any provision in this Agreement or elsewhere to the contrary, if on the date of Executive’s termination of employment with the Company Executive is deemed to be a “specified employee” within the meaning of Section 409A of the Code, any payments or benefits due upon a termination of Executive’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code (whether under this Agreement, any other plan, program, payroll practice or any equity grant) and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to Executive in a lump sum (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) on the earlier of (i) the date which is six (6) months and one (1) day after the Executive’s “separation from service” (as such term is defined in Section 409A of the Code) for any reason other than death, and (ii) the date of Executive’s death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.

(iv)
For purposes of the application of Treas. Reg. § 1.409A-1(b)(4) (or any successor provision), each payment under this Agreement to Executive (including any installment payments) shall be deemed a separate payment.

(v)
In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A of the Code.

(vi)
With respect to any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, (a) the expenses eligible for reimbursement or in-kind benefits provided to Executive must be incurred during the Term (or applicable survival period), (b) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (c) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (d) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(b)	Section 280G of the Code.

(i)
If it shall be determined that any amount, right, or benefit paid distributed or treated as paid or distributed by the Company or any of its affiliates to or for Executive’s benefit (whether paid or payable or distributed or distributable hereunder or otherwise, including, without limitation, in connection with a Change in Control of the Company, but determined without regard to any additional payments required under this Section 6(b)) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the “Excise Tax”), then Executive shall be entitled to receive from the Company an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Any such Gross-Up Payment shall be made within fifteen (15) business days following the Company’s receipt of such determination from the Accounting Firm (as defined below) and in all events not later than the end of Executive’s taxable year following Executive’s taxable year in which the tax was remitted.

(ii)
All determinations required to be made under this Section 6(b), including whether and when Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm selected by the Company and reasonably acceptable to Executive (the “Accounting Firm”), which shall be permitted to designate an independent counsel to advise it for this purpose. The Accounting Firm shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive and the Company requesting calculation of the Gross-up Payment with respect to any Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm and its legal counsel shall be paid by the Company. All determinations made by the Accounting Firm shall be binding upon the Company and Executive.

(iii)
As a result of the uncertainty regarding the application of Section 4999 of the Code hereunder, it is possible that the IRS may assert that an Excise Tax is due that was not included in the Accounting Firm’s calculation of the Gross-Up Payment (an “Underpayment”). Executive shall notify the Company in writing of any claim by the IRS that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten (10) business days after Executive receives written notification of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall: (i) give the Company all information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonable request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive and ceasing all efforts to contest such claim; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest. Without limiting the foregoing provisions of this Section 6(b), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, it its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine and direct; ; provided that any extension of the statute of limitations relating to payment of taxes for Executive’s taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contests, as the case may be, any other issue raised by the IRS or any other taxing authority. If the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, to the extent permitted by applicable law.

(iv)
If, after Executive’s receipt of an amount advanced by the Company pursuant to this Section 6(b), Executive becomes entitled to receive any refund with respect to such claim, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

(v)	The provisions of this Section 6(b) shall survive the expiration of Executive’s employment with the Company.

7.    Definition of “For Cause”. The termination of Executive’s employment by the Company shall be deemed “For Cause” if it results from (a) the willful and continued failure by Executive substantially to perform his reasonably assigned employment duties or regular failure to follow the specific directives of the Board (in either case other than a failure resulting from Executive’s incapacity due to Disability), after written demand for substantial performance, that specifically identifies the manner in which the Company believes Executive has not substantially performed his duties, is delivered by the Company to Executive; or (b) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this Section 7, no act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, intentionally, and without a reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated For Cause hereunder without

(i) reasonable advance written notice setting forth the reasons for the Company’s intention to terminate For Cause, (ii) a reasonable opportunity for Executive to cure any such breach during the 30-day period after Executive’s receipt of such notice, and (iii) an opportunity at any reasonable time during the 30-day period after Executive’s receipt of such notice, for Executive, together with his counsel, to be heard before the Board.
8.    Miscellaneous.
(a)Intent. This Agreement is made by the Company in order to induce Executive to remain in the Company’s employ, with the Company’s acknowledgment and intent that it will be relied upon by Executive, and in consideration of the services to be performed by Executive from time to time hereafter. However, this Agreement is not an agreement to employ Executive for any period of time or at all. This Agreement is intended only as an agreement to provide Executive with specified compensation and benefits if there is a Termination In Connection with a Change in Control.

(b)Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. Any action brought by a party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Sarasota County, Florida.

(c)Assumption of Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require the Company to pay to Executive compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder in the event of a Termination In Connection with a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be the date on which Executive shall receive such compensation from the Company. As used in this Agreement, “Company” shall mean the Company as herein above defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(d)    Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is no such designee, to Executive’s estate.
(e)    Notices. Except as otherwise expressly provided herein, any notice, demand or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or three (3) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid. All notices or demands shall be effective only if given in writing. For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is given as provided in this Section 8(d), shall be as follows:

The Company:	Gregory C. Yadley, Corporate Secretary Sun Hydraulics Corporation c/o Shumaker, Loop & Kendrick, LLP 101 East Kennedy Boulevard, Suite 2800 Tampa, FL 33602
Executive:	Wolfgang H. Dangel 800 North Tamiami Trail, Unit 717 Sarasota, FL 34236
With copy to:	James T. Drakeley Hiersche, Hayward, Drakeley & Urbach, P.C. 15303 Dallas Parkway, Suite 700 Addison, TX 75001

(f)        Severability. In the event any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severed from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)    Entirety. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understandings relating to the subject matter hereof.
(h)    Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which Executive may qualify, nor shall anything in this Agreement limit or reduce such rights as Executive may qualify, nor shall anything in this Agreement limit or reduce such rights as Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.
(i)    Amendment. This Agreement may be amended only by a written instrument signed by the Company and Executive, which makes specific reference to this Agreement.
(j)    The Company shall pay on behalf of Executive all legal fees and related costs incurred by Executive in connection with the negotiation of this Agreement up to a maximum amount of $5,000.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
SUN HYDRAULICS CORPORATION        “EXECUTIVE”

By:    /s/ Philippe Lemaitre                /s/Wolfgang Dangel
Philippe Lemaitre, Chairman            WOLFGANG H. DANGEL
Board of Directors